Exhibit 99.2

KULICKE AND SOFFA INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements have been prepared to reflect the October 2, 2008 purchase of Orthodyne Electronic Corporation (“Orthodyne”) by Kulicke and Soffa Industries, Inc. (“K&S”). This transaction was described on the Company’s current reports on Form 8-K dated July 31, 2008 and October 3, 2008 (the “Purchase”).

The unaudited pro forma Combined Consolidated Statements of Operations for the nine months ended June 28, 2008 and June 30, 2007 and year ended September 29, 2007 are based on K&S’s and Orthodyne’s historical Consolidated Statements of Operations, and give effect to the acquisition transaction as if it had occurred on October 1, 2006. The unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the acquisition transaction as if it had occurred on June 28, 2008. In addition, these pro forma financial statements give effect to the disposition of the Wire business as if it occurred on October 1, 2006 for Statement of Operations purposes and on June 28, 2008 for Balance Sheet purposes. As previously disclosed in a Form 8-K filed on October 2, 2008, on September 29, 2008 the Company completed the sale of the assets associated with its Wire business. The Company’s Wire business is accounted for as a discontinued operation. The disposition of the Wire business is already reflected in the first “Pro Forma for Disposition” column in these pro forma combined consolidated financial statements, and has been derived from the full pro forma financial statements giving effect to the disposition included in the current report on Form 8-K filed on October 2, 2008. Please see that Form 8-K for further information on the disposition of Wire as well as for the pro forma adjustments related to the disposition.

The unaudited pro forma combined consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the acquisition. Accordingly, the actual effect of the Purchase, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma combined consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Purchase been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and accompanying notes should be read together with K&S’s audited consolidated financial statements and accompanying notes as of and for the year ended September 29, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in K&S’s Annual Report on Form 10-K for the year ended September 29, 2007, K&S’s unaudited consolidated financial statements and accompanying notes as of and for the period ended June 28, 2008, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in K&S’s Quarterly Report on Form 10-Q for the period ended June 28, 2008, Orthodyne’s audited annual and unaudited interim financial statements included in this current report on Form 8-K, as well as the unaudited pro forma financial statements giving effect to the disposition of the Wire business included in the current report on Form 8-K filed on October 2, 2008.

KULICKE AND SOFFA INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

(in thousands)

	As of June 28, 2008
	Pro Forma for Wire business (1)	Orthodyne (2)	Orthodyne Pro Forma Adjustments (3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$314,655	$19,010	$(104,695)	a, b	$228,970
Restricted cash	10,000	—	—		10,000
Short-term investments	8,560	7,595	(7,595)	b	8,560
Accounts and notes receivable, net of allowance for doubtful accounts	68,644	24,848	—		93,492
Inventories, net	29,806	24,227	3,125	c	57,158
Prepaid expenses and other current assets	15,713	3,393	(3,109)	b	15,997
Deferred income taxes	3,442	128	(128)	b	3,442

Total Current Assets	450,820	79,201	(112,402)		417,619
Property, plant and equipment, net	37,444	21,050	(16,743)	b, c	41,751
Goodwill	2,709	—	21,893	d	24,602
Intangible assets, net of amortization	469	736	58,864	e	60,069
Other assets	6,499	11,142	(10,585)	b	7,056

TOTAL ASSETS	$497,941	$112,129	$(58,973)		$551,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$72,412	—	—		$72,412
Accounts payable	27,142	3,821	—		30,963
Accrued expenses & other current	26,939	3,114	—		30,053
Income taxes payable	278	62	(62)	b	278

Total Current Liabilities	126,771	6,997	(62)		133,706
Long term debt	175,000	—	—		175,000
Other liabilities	40,084	—	—		40,084
Deferred income taxes	22,272	—	—	i	22,272

Total Liabilities	364,127	6,997	(62)		371,062

Commitments and contingencies	—	—	—		—
Shareholders’ equity:
Preferred stock, without par value	—				—
Common stock, no par value	294,802	5	46,216	f	341,023
Treasury stock, at cost	(46,118)	—	—		(46,118)
Accumulated income (deficit)	(115,165)	105,127	(105,127)	f	(115,165)
Accumulated other comprehensive income	295	—	—		295

Total Stockholders’ Equity	133,814	105,132	(58,911)		180,035

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$497,941	$112,129	$(58,973)		$551,097

KULICKE AND SOFFA INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	For the Nine Months Ended June 28, 2008
	Pro Forma for Wire business (1)	Orthodyne (2)	Orthodyne Pro Forma Adjustments (3)		Pro Forma Combined
Net revenue	$266,820	$76,756	$—		$343,576
Cost of sales	157,893	33,315	3,447	e, g	194,655

Gross profit	108,927	43,441	(3,447)		148,921

Operating Expense:
Selling, general and administrative	67,052	23,519	4,964	e, g	95,535
Research and development, net	45,233	9,338	(43)	e, g	54,528
Other expense	9,152	(540)	9	i	8,621

Operating Expense	121,437	32,317	4,930		158,684

Operating Income	(12,510)	11,124	(8,377)		(9,763)
Other income	—	(9)	9	h	—
Interest income	3,728	989	(989)	h	3,728
Interest expense	(2,607)	(8)	—		(2,615)
Other gain	170	—	—		170

Income (loss) from continuing operations before tax	(11,219)	12,096	(9,357)		(8,480)
Provision (benefit) for income taxes	(2,618)	147	30	j	(2,441)

Income (loss) from continuing operations	(8,601)	11,949	(9,387)		(6,039)

Loss per share from continuing operations:
Basic	$(0.16)				$(0.10)
Diluted	$(0.16)				$(0.10)

Weighted average shares outstanding:
Basic	53,392		7,117		60,509
Diluted	62,297		7,117		69,414

KULICKE AND SOFFA INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	For the Nine Months Ended June 30, 2007
	Pro Forma for Wire business (1)	Orthodyne (2)	Orthodyne Pro Forma Adjustments (3)		Pro Forma Combined
Net revenue	$218,926	$82,382	$—		$301,308
Cost of sales	124,547	34,084	3,430	e, g	162,061

Gross profit	94,379	48,298	(3,430)		139,247

Operating Expense:		—	—
Selling, general and administrative	66,272	23,661	6,187	e, g	96,120
Research and development, net	36,068	8,395	(50)	e, g	44,413
Other expense	—	(458)	166	h	(292)

Operating Expense	102,340	31,598	6,303		140,241

Operating Income	(7,961)	16,700	(9,733)		(994)
Other income	—	120	(120)	h	—
Interest income	4,793	1,433	(1,433)	h	4,793
Interest expense	(1,952)	(7)	—		(1,959)
Other	—	—	—		—

Income (loss) from continuing operations before tax	(5,120)	18,246	(11,286)		1,840
Provision (benefit) for income taxes	1,384	(22)	471	j	1,833

Income (loss) from continuing operations	(6,504)	18,268	(11,757)		7

Income (loss) per share from continuing operations:
Basic	$(0.11)				$0.00
Diluted	$(0.11)				$0.00

Weighted average shares outstanding:
Basic	57,112		7,117		64,230
Diluted	69,460		7,117		76,577

KULICKE AND SOFFA INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	For the Fiscal Year Ended September 29, 2007
	Pro Forma for Wire business (1)	Orthodyne (2)	Orthodyne Pro Forma Adjustments (3)		Pro Forma Combined
Net revenue	$370,526	$110,423	$—		$480,949
Cost of sales	215,090	45,150	4,597	e, g	264,837

Gross profit	155,436	65,273	(4,597)		216,112

Operating Expense:
Selling, general and administrative	88,839	29,549	7,731	e, g	126,119
Research and development, net	49,085	12,323	(58)	e, g	61,350
Other expense	—	(718)	155	h	(563)

Operating Expense	137,924	41,154	7,828		186,906

Operating Income	17,512	24,119	(12,425)		29,206
Other income	—	185	(185)	h	—
Interest income	6,866	1,733	(1,733)	h	6,866
Interest expense	(2,876)	(26)	—		(2,902)
Other gain	2,802	—	—		2,802

Income from continuing operations before tax	24,304	26,011	(14,343)		35,972
Provision for income taxes	5,448	461	291	j	6,200

Income from continuing operations	18,856	25,550	(14,634)		29,772

Income per share from continuing operations:
Basic	$0.34				$0.47
Diluted	$0.29				$0.41

Weighted average shares outstanding:
Basic	56,221		7,117		63,338
Diluted	68,274		7,117		75,392

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(1)	As reported in K&S’s current report on Form 8-K filed on October 2, 2008 with respect to the Company’s sale of the assets associated with its Wire business. The Company’s Wire business is accounted for as a discontinued operation.

(2)	Amounts reported as of and for the nine months ended June 28, 2008 were derived from Orthodyne Electronics Corporation’s unaudited consolidated financial statements as of and for the six months ended June 30, 2008 and for the three months ended December 31, 2007.

Amounts reported for the nine months ended June 30, 2007 were derived from Orthodyne Electronics Corporation’s unaudited consolidated financial statements for the six months ended June 30, 2007 and for the three months ended December 31, 2006.

Amounts reported for fiscal year ended September 29, 2007 are as reported in Orthodyne Electronics Corporation’s audited consolidated financial statements for the year ended December 31, 2007.

(3)	Pro forma adjustments reflect only those adjustments which are directly attributable to the Orthodyne transaction.

(a)	The Pro Forma Balance Sheet gives effect to the acquisition of Orthodyne as of June 28, 2008 based upon purchase consideration of:

- $82.6 million cash and 7,117,438 in shares of K&S common stock valued at $46.2 million based on the closing price of the Company’s common stock on the two days prior and two days following the announcement of the acquisition, and;

- $3.3 million for transaction costs.

(b)	Excluded assets include cash, investments, cash value life insurance, certain prepaid expenses, tax assets and liabilities, and building and land which were retained by the seller.

(c)	Inventory and fixed assets valuations were conducted in accordance with FASB Statement of Financial Accounting Standards (“SFAS”) No. 141 and these assets were recorded at fair value.

(d)	Goodwill is not amortized in accordance with the provisions of SFAS 142; however, an impairment analysis will be conducted annually. The following is a summary of the preliminary purchase price allocation as of June 28, 2008:

(in thousands)
Cash	$82,600
Shares of K&S common stock	46,221
Direct acquisition costs	3,085

Total purchase price	$131,906

Tangible assets acquired	$54,223
Liabilities assumed	(6,935)
Increase in fair value of inventory	3,125
Intangible assets	59,600
Goodwill	21,893

$131,906

(e)	A valuation of the intangible assets was performed; however, the preliminary acquisition accounting is still under review by management.

This adjustment eliminates the historical Orthodyne intangible assets and records $59.6 million fair value of intangible assets acquired. The following is a summary of intangible assets, their corresponding useful lives and amortization for the periods presented:

(in thousands)	Fair Value	Useful Lives	Nine Months ended June 28, 2008	Nine Months ended June 30, 2007	Fiscal 2007
Noncompetition Agreements	$1,100	3	$275	$275	$367
Backlog	1,400	1	1,050	1,050	1,400
Trade Name	4,600	8	431	431	575
Customer Relationships	19,300	5	2,895	2,895	3,860
Core / Developed Technology	33,200	7	3,557	3,557	4,743

	$59,600		$8,208	$8,208	$10,945
Less: Historical Orthodyne intangible assets and amortization	(736)		(180)	(185)	(246)

	$58,864		$8,028	$8,023	$10,699

Amortization of these intangible assets is computed on a straight-line basis over their useful lives.

(f)	To record the common shares issued to Orthodyne shareholders by the selling shareholder pursuant to the Asset Purchase Agreement and to eliminate historical equity of Orthodyne.

(g)	Addition of a new lease between Orthodyne and K&S for the building in Irvine, California, reduction in annual depreciation resulting from decreased basis of property and equipment excluded from the assets purchased, and changes in the cash surrender value of the life insurance excluded from the assets purchased. The following is a summary of expense adjustments for the periods presented:

(in thousands)	Nine Months ended June 28, 2008	Nine Months ended June 30, 2007	Fiscal 2007
Building depreciation (estimated 20 year useful life)	$(256)	$(296)	$(339)
Changes in cash surrender value of life insurance	(678)	566	213
New lease (base rent of $124 per month)	1,273	1,273	1,698

	$340	$1,543	$1,572

(h)	Excludes interest income and gain/loss on securities related to cash and investment balances and miscellaneous rental income not acquired by the Company.

(i)	No deferred tax liabilities have been included in the Pro Forma Combined Consolidated Balance Sheet as a result of the acquisition since the book and tax bases in assets are equal.

(j)	The adjustment included in the Pro Forma Combined Consolidated Statements of Operations eliminates the historical Orthodyne provision (benefit) for income taxes and provides income tax expense at the applicable federal and California state tax rates assuming utilization of the Company’s existing net operating loss carry forwards which offset ordinary income taxes.